Exhibit 99.1

Contacts:
Investor Relations:	Media Relations:
Tony Schor/Kevin Dudley	Will Anderson
Investor Awareness, Inc.	Obidicut LLC
(847) 945-2222	(503) 452-7621
www.investorawareness.com	www.obidicut.net

OXIS RECEIVES $1.2 MILLION LOAN FROM AXONYX

TO ACCELERATE OXIDATIVE STRESS PROGRAMS

PORTLAND, Ore.—June 3, 2004 — OXIS International, Inc. (OTCBB:OXIS) (Nouveau Marche:OXIS) today announced that it had secured a $1.2 million loan from its major investor, Axonyx Inc. (Nasdaq: AXYX). The loan, in the form of a one-year secured note, will be used to continue the advancement of the Company’s leading oxidative stress programs and other working capital purposes.

Among the uses the working capital will advance the OXIS Cardiac Predictor Program, which received worldwide attention last October when the New England Journal of Medicine featured a study of an OXIS assay that enabled the prediction of early risk of cardiovascular diseases. In addition, the funds will be used to further OXIS’ efforts to bring to market the powerful antioxidant Ergothioneine as a nutritional supplement. OXIS has developed a proprietary method for producing this naturally occurring antioxidant molecule in commercial quantities, and plans to expand beyond its current use as an anti-aging agent in skin care products into the nutritional supplement marketplace.

“This loan is a direct result of our Company’s strong relationship with its major investor, Axonyx,” stated Ray R. Rogers, chairman and CEO of OXIS. “Axonyx recognizes the tremendous potential of our oxidative stress technologies, as well as the aggressive programs we intend to undertake to advance our leading-edge technologies.”

About Axonyx Inc.

Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds and new technologies useful in the diagnosis and treatment of Alzheimer’s disease, human memory disorders and prion-based illnesses such as Mad Cow disease. Its leading Alzheimer’s disease drug candidate is Phenserine, a dual action acetylcholinesterase and beta-amyloid precursor protein (ß-APP) inhibitor, which is currently in Phase IIB and Phase III clinical trials. A previously completed Phase II trial showed that Phenserine was well tolerated and effective in improving the memory of mild-to-moderate patients suffering from Alzheimer’s disease.

About OXIS International

OXIS International Inc., headquartered in Portland, Oregon, focuses on developing technologies and products to research, diagnose, treat and prevent diseases associated with damage from free radical and reactive oxygen species – diseases of oxidative stress. The Company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and develops, manufactures and markets products and technologies to analyze and treat diseases caused by oxidative stress.

Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217-3935    (503) 283-3911    (800) 547-3686    Fax: (503) 283-4058

Website: www.oxis.com

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. Forward-looking statements in this release include statements regarding the advancement of the Company’s oxidative stress programs, the advancement of the Cardiac Predictor Program, OXIS’ efforts to bring to market the powerful antioxidant Ergothioneine as a nutritional supplement, and the potential of OXIS oxidative stress technologies. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the Company’s ability to raise adequate funding, unforeseen difficulties related to the Company’s oxidative stress and other diagnostic products; decreases in the rate of spending by the Company’s customers; the development by the Company’s competitors of new competing products; and other risks indicated in the Company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the Company with the Securities and Exchange Commission, specifically the annual report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004 and the Company’s quarterly reports on Form 10-QSB filed thereafter.

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Corporate Headquarters

6040 N Cutter Circle, Suite 317 Portland, Oregon 97217-3935    (503) 283-3911    (800) 547-3686    Fax: (503) 283-4058

Website: www.oxis.com